                          CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references made to our firm under the captions "General Information" and "Financial Highlights" in each Prospectus and "Counsel and Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, included in Post-Effective Amendment No. 36 to the Registration Statement (Form N-1A, No. 333-57793) of the SPDR(R) Series Trust.

We also consent to the incorporation by reference into the Statement of Additional Information of our reports, dated August 15, 2008, with respect to the financial statements and financial highlights of SPDR(R) DJ Wilshire Total Market ETF, SPDR(R) DJ Wilshire Large Cap ETF, SPDR(R) DJ Wilshire Large Cap Growth ETF, SPDR(R) DJ Wilshire Large Cap Value ETF, SPDR(R) DJ Wilshire Mid Cap ETF, SPDR(R) DJ Wilshire Mid Cap Growth ETF, SPDR(R) DJ Wilshire Mid Cap Value ETF, SPDR(R) DJ Wilshire Small Cap ETF, SPDR(R) DJ Wilshire Small Cap Growth ETF, SPDR(R) DJ Wilshire Small Cap Value ETF, SPDR(R) DJ Global Titans ETF, DJ Wilshire REIT ETF, KBW Bank ETF, KBW Capital Markets ETF, KBW Insurance ETF, Morgan Stanley Technology ETF, SPDR(R) S&P(R) Dividend ETF, SPDR(R) S&P(R) Biotech ETF, SPDR(R) S&P(R) Homebuilders ETF, SPDR(R) S&P(R) Metals & Mining ETF, SPDR(R) S&P(R) Oil & Gas Equipment & Services ETF, SPDR(R) S&P(R) Oil & Gas Exploration & Production ETF, SPDR(R) S&P(R) Pharmaceuticals ETF, SPDR(R) S&P(R) Retail ETF, SPDR(R) S&P(R) Semiconductor ETF, KBW Regional Banking ETF, SPDR(R) Lehman 1-3 Month T-Bill ETF, SPDR(R) Lehman Short Term Municipal Bond ETF, SPDR(R) Lehman Intermediate Term Treasury ETF, SPDR(R) Lehman Long Term Treasury ETF, SPDR(R) Barclays Capital TIPS ETF, SPDR(R) Lehman California Municipal Bond ETF, SPDR(R) Lehman New York Municipal Bond ETF, SPDR(R) Lehman Municipal Bond ETF, SPDR(R) Lehman Aggregate Bond ETF, SPDR(R) Lehman International Treasury Bond ETF, SPDR(R) Lehman High Yield Bond ETF and SPDR(R) DB International Government Inflation-Protected Bond ETF (thirty eight of the portfolios comprising SPDR(R) Series Trust), included in the June 30, 2008 annual report of the SPDR(R) Series Trust.


                                        /s/ Ernst & Young LLP
                                        Ernst & Young LLP

Boston, Massachusetts
October 24, 2008